Exhibit 15.1
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549
Commissioners:
We are aware that our report dated May 8, 2009 on our review of the interim financial information of Imation Corp. (the Company) for the three-month periods ended March 31, 2009 and 2008, and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2009, is incorporated by reference in the Company’s Registration Statements on Form S-8 (Registration Nos. 333-15273, 333-15275, 333-15277, 333-35591, 333-38196, 333-66030, 333-124634 and 333-150693).
Very truly yours,
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Minneapolis, Minnesota
May 8, 2009